|||GOLDEN
    |||||AMERICAN                      DEATH BENEFIT OPTION PACKAGES
  |||||||LIFE INSURANCE                ENDORSEMENT
     ||||COMPANY

Golden American is a stock company domiciled in Delaware.
-------------------------------------------------------------------------------
                       (HEREINAFTER CALLED WE, US AND OUR)

The Contract to which this Endorsement is attached is hereby modified by the provisions of this Endorsement. This Endorsement's provisions control when there is a conflict between this Endorsement and the Contract. Where used in this Endorsement the term Contract shall mean Certificate when this Endorsement is attached to a Certificate. This Endorsement becomes effective as of the Contract Date. The term "Credit" is as defined in the Contract. If not defined in the Contract to which this Endorsement is attached, the Credit shall be zero.

ELECTION OF BENEFIT OPTION PACKAGES

The Contract to which this Endorsement is attached offers three Benefit Option Packages. The Option Package you elect is shown in the Contract Schedule.

On any Contract Anniversary prior to and including the date you reach Attained Age 80, you may elect to replace the Benefit Option Package in effect with another Benefit Option Package provided you are the sole Owner. Such election to change the Benefit Option Package in effect must be received by us in writing at our Customer Service Center on or during the sixty day period immediately preceding the Contract Anniversary.

The effective date of the newly elected Benefit Option Package will be the Contract Anniversary at the end of the sixty day election period. We will issue another Contract Schedule page reflecting the new Benefit Option Package chosen. This new Contract Schedule page will reflect the new Schedule Date and the revised Charges, if any, for the Benefit Option Package elected.

SPECIAL FUNDS AND EXCLUDED FUNDS

The allocation of Accumulation Value to the Variable Separate Account Divisions, the General Account, and the Fixed Account may be subject to specific limitations or rules when calculating the Death Benefits provided in each of the Benefit Option Packages described below. Such allocations are called Special Funds and Excluded Funds. Special Funds and Excluded Funds applicable to this Endorsement and existing on the Endorsement Effective Date, if any, are shown on the last page of this Endorsement.

We may add newly available Divisions as Special Funds or Excluded Funds. We may also reclassify an existing Division as a Special Fund or Excluded Fund or remove such designation(s) upon 30 days notice to you. Such reclassifications will apply to amounts transferred or otherwise allocated to such Division after the date of the change. We may reduce any applicable Mortality and Expense Risk Charge for that portion of the Contract allocated to a Special Fund or Excluded Fund.

COVERED FUNDS

Any divisions not designated as Special or Excluded shall be Covered.

DESCRIPTION OF BENEFIT OPTION PACKAGE I

Benefit Option Package I is not available if, at the time of election, the Contract's Accumulation Value is less than $15,000 ($1,500 for Qualified Plans).

     The  Death Benefit is the greatest of (i), (ii) and (iii) below, where:
     (i) is the Accumulation Value less any Credits applied after or within 12 months of the date of death;
     (ii) is the Guaranteed Death Benefit less any Initial Credits applied after or within 12 months of the date of death;
     (iii) is the Cash Surrender Value.

GA-RA-1117

Guaranteed Death Benefit
The Guaranteed Death Benefit is equal to the sum of I and II below.
     I.   The Guaranteed Death Benefit Base for Covered Funds
     II.  The Accumulation Value allocated to Excluded Funds

On the Contract Date, the Guaranteed Death Benefit Base for Covered Funds is the initial premium, plus any Initial Credits, allocated to Covered Funds. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Covered Funds from the prior Valuation Date.
     (2) Add any additional premiums paid and allocated to Covered Funds during the current Valuation Period to (1).
     (3) Adjust (2) for any transfers to or from Excluded Funds during the current Valuation Period.
     (4) Subtract from (3) any Partial Withdrawal Adjustments for any Partial Withdrawal made from Covered Funds during the current Valuation Period.

The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

Transfers from Excluded Funds to Covered Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

Transfers from Covered Funds to Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to the amounts in the Covered and Excluded Funds.

Change of Owner
A change of Owner will result in recalculation of the Death Benefit and the Guaranteed Death Benefit. If the new Owner's Attained Age at the time of the change is less than 86, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the Death Benefit provision shall apply. If the new Owner's Attained Age is 86 or greater at the time of the change, or if the new owner is not an individual (other than a trust created for the benefit of the owner or annuitant), the Guaranteed Death Benefit will be zero, and the Death Benefit will then be the Cash Surrender Value.

Description of Benefit Option Package II

Benefit Option Package II is not available if there are Joint Contract Owners or if, at the time of election, the Contract's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

Death Benefit
The Death Benefit is the greatest of (i), (ii), (iii) and (iv) below, where:
     (i) is the Accumulation Value less any Credits applied after or within 12 months of the date of death;
     (ii) is the Guaranteed Death Benefit less any Initial Credits applied after or within 12 months of the date of death;
     (iii) is the Cash Surrender Value; and
     (iv) is the Minimum Death Benefit, less any Initial Credits applied after or within 12 months of the date of death.


GA-RA-1117                                           2

Minimum Death Benefit
The Minimum Death Benefit is equal to the sum of I and II below:
     I.   The Accumulation Value allocated to Excluded Funds; and
     II.  Adjusted Premium for Covered Funds.

Adjusted Premium for Covered Funds shall mean all premium, plus any Initial Credits, allocated to Covered Funds, plus an adjustment for any amounts transferred to Covered Funds, less a pro-rata adjustment for any amounts transferred or withdrawn from Covered Funds. The amount of the pro-rata adjustment will equal (a) times (b) divided by (c), where: (a) is the Adjusted Premium for Covered Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to Covered Funds before the transfer or withdrawal.

Adjusted Premium for Excluded Funds has the same definition, but with respect to amounts allocated to Excluded Funds.

Transfers from Excluded Funds to Covered Funds increase the Adjusted Premium for Covered Funds by the lesser of the reduction of the Adjusted Premium for Excluded Funds and net Accumulation Value transferred. Transfers from Covered Funds to Excluded Funds increase the Adjusted Premium for Excluded Funds by the reduction in the Adjusted Premium for Covered Funds.

Guaranteed Death Benefit
The Guaranteed Death Benefit is equal to the sum of I and II below.
     I.   The Guaranteed Death Benefit Base for Covered Funds
     II.  The Accumulation Value allocated to Excluded Funds

If the Schedule Date shown in the Contract Schedule is the Contract Date, the Guaranteed Death Benefit Base for Covered Funds as of such date is the initial premium, plus any Initial Credits, if applicable, allocated to Covered Funds. If the Schedule Date shown in the Contract Schedule is other than the Contract
Date:
     (1) If a transfer from Benefit Option Package I has occurred, the Guaranteed Death Benefit Base for Covered Funds as of the new Schedule Date is set to equal the Accumulation Value allocated to Covered Funds minus any fees or charges deducted as of such date and prior to the application of any Credits as of such date; and
     (2) If a transfer from Benefit Option Package III has occurred, the Guaranteed Death Benefit Base for Covered Funds as of the new Schedule Date is set to equal the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as defined under Benefit Option Package III as of such date.

On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Covered Funds on the prior Valuation Date.
     (2) Add to (1) any additional premium allocated to Covered Funds during the current Valuation Period and adjustments for transfers to Covered Funds during the current Valuation Period and subtract from (1) any adjustment for transfers from Covered Funds during the current
          Valuation  Period  and  any  Partial  Withdrawal  Adjustments  for any
          Partial Withdrawals taken from Covered Funds during the current Valuation Period.
     (3) On a Valuation Date that occurs on or prior to the Owner's attained age 90, which is also a Contract Anniversary, we set the Guaranteed Death Benefit Base for Covered Funds equal to the greater of (2) or the Accumulation Value allocated to Covered Funds minus any fees or charges deducted as of such date and prior to the application of any Credits as of such date. On all other Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is equal to (2).

The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

Transfers from Excluded Funds to Covered Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

GA-RA-1117                                           3

Transfers from Covered Funds to Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to amounts in the Covered and Excluded Funds.

Change of Owner
If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions for Benefit Option Package II will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, if Joint Owners are named, or if the new Owner is not an individual (except in the case of a trust issued for the benefit of the owner or annuitant), the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

DESCRIPTION OF BENEFIT OPTION PACKAGE III

Benefit Option Package III is not available if there are Joint Contract Owners or if, at the time of election, the Contract's Accumulation Value is less than $5,000 ($1,500 for Qualified Plans).

The Death Benefit is the greatest of (i), (ii), (iii), (iv) and (v) below, where:
     (i) is the Accumulation Value less any Credits applied after or within 12 months of the date of death;
     (ii) is the lesser of (a) and (b), less any Initial Credits applied after or within 12 months of the date of death where (a) is the Guaranteed Death Benefit, and (b) is the Maximum Guaranteed Death Benefit;
     (iii) the Cash Surrender Value;
     (iv) is the Minimum Death Benefit, less any Initial Credits applied after or within 12 months of the date of death; and (v) the Alternate Guaranteed Death Benefit less any Initial Credits applied after or within 12 months of the date of death.

Minimum Death Benefit
The Minimum Death Benefit is equal to the sum of I and II below:
     I.   The Accumulation Value allocated to Excluded Funds; and
     II.  Adjusted Premium for Covered and Special Funds.

Adjusted Premium for Covered and Special Funds shall mean all premium, plus any Initial Credits, allocated to Covered or Special Funds, plus an adjustment for any amounts transferred to Covered or Special Funds, less a pro-rata adjustment for any amounts transferred or withdrawn from Covered or Special Funds. The amount of the pro-rata adjustment will equal (a) times (b) divided by (c), where: (a) is the Adjusted Premium for Covered and Special Funds prior to the transfer or withdrawal; (b) is the Accumulation Value of the transfer or withdrawal; and (c) is the Accumulation Value allocated to Covered and Special Funds before the transfer or withdrawal. Adjusted Premium for Excluded Funds has the same definition, but with respect to amounts allocated to Excluded Funds

Transfers from Excluded Funds to Covered or Special Funds increase the Adjusted Premium for Covered and Special Funds by the lesser of the reduction of the Adjusted Premium for Excluded Funds and net Accumulation Value transferred.

Transfers from Covered or Special Funds to Excluded Funds increase the Adjusted Premium for Excluded Funds by the reduction in the Adjusted Premium for Covered and Special Funds

GA-RA-1117                                           4

Guaranteed Death Benefit
The Guaranteed Death Benefit is equal to the sum of I, II and III below.
     I.   The Guaranteed Death Benefit Base for Covered Funds
     II.  The Guaranteed Death Benefit Base for Special Funds
     III. The Accumulation Value allocated to Excluded Funds

On the Schedule Date shown in the Contract Schedule, the Guaranteed Death Benefit Base for Covered Funds is set to equal the Accumulation Value allocated to Covered Funds minus any fees or charges deducted as of such date and prior to the application of any Renewal Credits as of such date. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Covered Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Covered Funds on the prior Valuation Date.
     (2) Calculate Interest on (1) for the current Valuation Period at the Guaranteed Death Benefit Interest Rate shown below.
     (3)  Add (1) and (2).
     (4) Add to (3) any additional premiums allocated to Covered Funds during the current Valuation Period.
     (5) Add to or subtract from (4) adjustments for transfers made during the current Valuation Period.
     (6) Subtract from (5) the amount of any Partial Withdrawal Adjustments for any partial withdrawals made from Covered Funds during the current Valuation Period.

The Guaranteed Death Benefit Base for Excluded Funds has a corresponding definition, but with respect to amounts allocated to Excluded Funds.

On the Schedule Date shown in the Contract Schedule, the Guaranteed Death Benefit Base for Special Funds as of such date is set to equal the Accumulation Value allocated to Special Funds minus any fees or charges deducted as of such date and prior to the application of any Renewal Credits as of such date. On subsequent Valuation Dates, the Guaranteed Death Benefit Base for Special Funds is calculated as follows:
     (1) Start with the Guaranteed Death Benefit Base for Special Funds on the prior Valuation Date.
     (2) Add to (1) any additional premiums allocated to Special Funds during the current Valuation Period.
     (3) Add to or subtract from (3) adjustments for transfers made during the Valuation Period.
     (4) Subtract from(3) the amount of any Partial Withdrawal Adjustments for any partial withdrawals made from Special Funds during the current Valuation Period.

Transfers
Transfers from Special Funds to Covered or Excluded Funds will reduce the Guaranteed Death Benefit Base for Special Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered or Excluded Funds will equal the reduction in the Guaranteed Death Benefit Base for Special Funds.

Transfers from Covered Funds to Special or Excluded Funds will reduce the Guaranteed Death Benefit Base for Covered Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Special or Excluded Funds will equal the reduction in Guaranteed Death Benefit Base for Covered Funds.

Transfers from Excluded Funds to Covered or Special Funds will reduce the Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Guaranteed Death Benefit Base for Covered or Special Funds will equal the lesser of the reduction in the Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

Guaranteed Death Benefit Interest Rate
The Guaranteed Death Benefit Interest Rate is 5%, except that for any Valuation Period ending after the Contract Anniversary on which the Owner attains age 90, or after the Maximum Guaranteed Death Benefit has been reached, the Guaranteed Death Benefit Interest Rate will be 0%

GA-RA-1117                                           5

Maximum Guaranteed Death Benefit
The Maximum Guaranteed Death Benefit is equal to three times premium paid, plus three times any Initial Credits, reduced by the amount of any Partial Withdrawal Adjustments. Any addition due to spousal continuation will not affect the Maximum Guaranteed Death Benefit or the Guaranteed Death Benefit Base.

Partial Withdrawal Adjustments
For any partial withdrawal, the Death Benefit components will be reduced on a pro-rata basis. The pro-rata adjustment is equal to (1) divided by (2) multiplied by (3), where: (1) is the Accumulation Value withdrawn; (2) is the Accumulation Value immediately prior to withdrawal; and (3) is the amount of the applicable Death Benefit component immediately prior to the withdrawal. Separate adjustments will apply to the amounts in the Covered, Excluded and Special Funds as well as the Maximum Guaranteed Death Benefit.

Alternate Guaranteed Death Benefit
The Alternate Guaranteed Death Benefit is equal to the sum of I and II below.
     I.   The  Alternate  Guaranteed  Death Benefit Base for Covered and Special
          Funds
     II   The Accumulation Value allocated to Excluded Funds

If the Schedule Date shown in the Contract Schedule is the Contract Date, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as of such date is the initial premium plus any Initial Credits, if applicable, allocated to Covered and Special Funds. If the Schedule Date shown in the Contract
Schedule is other than the Contract Date:
     (1) If a transfer from Benefit Option Package I has occurred, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as of the new Schedule Date is set to equal the Accumulation Value allocated to Covered and Special Funds minus any fees or charges deducted as of such date and prior to the application of any Credits as of such date; and
     (2) If a transfer from Benefit Option Package II has occurred, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds as of the new Schedule Date is set to equal the Guaranteed Death Benefit Base for Covered Funds as defined under Benefit Option Package II as of such date.

On subsequent Valuation Dates, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is calculated as follows:

     (1) Start with the Alternate Guaranteed Death Benefit Base for Covered and Special Funds from the prior Valuation Date.

     (2) Add to (1) any additional premium allocated to Covered and Special Funds during the current Valuation Period

     (3) Add to (or subtract from)(2) adjustments for transfers made during the current Valuation Period.

     (4) Subtract from (3) any Partial Withdrawal Adjustments for any partial withdrawals taken from Covered and Special Funds during the current Valuation Period.

     (5) On a Valuation Date that occurs on or prior to the Owner's attained age 90, which is also a Contract Anniversary, we set the Alternate Guaranteed Death Benefit Base for Covered and Special Funds equal to the greater of (4) or the Accumulation Value in Covered and Special Funds minus any fees and charges deducted as of such date and prior to the application of any Credits as of such date. On all other Valuation Dates, the Alternate Guaranteed Death Benefit Base for Covered and Special Funds is equal to (4).

The  Alternate   Guaranteed   Death  Benefit  Base  for  Excluded  Funds  has  a
corresponding  definition,  but with  respect to amounts  allocated  to Excluded
Funds.

Transfers
Transfers from Special or Covered Funds to Excluded Funds will reduce the Alternate Guaranteed Death Benefit Base for Covered and Special Funds on a pro-rata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for Excluded Funds will equal the reduction in the Alternate Guaranteed Death Benefit Base for Covered and Special Funds.

GA-RA-1117                                           6

Transfers from Excluded Funds to Covered or Special Funds will reduce the Alternate Guaranteed Death Benefit Base for Excluded Funds on a pro-rata basis. The resulting increase in the Alternate Guaranteed Death Benefit Base for Covered and Special Funds will equal the lesser of the reduction in the Alternate Guaranteed Death Benefit Base for Excluded Funds and the net Accumulation Value transferred.

Change of Owner
If there is a change in ownership and the new Owner's Attained Age at the time of the change is less than 81, the Guaranteed Death Benefit in effect prior to the change will remain in effect and the provisions for Benefit Option Package III will continue to apply. If the new Owner's Attained Age at the time of the change is 81 or greater, if Joint Owners are named, or if the new Owner is not an individual (except in the case of a trust issued for the benefit of the owner or annuitant), the provisions of Benefit Option Package I will apply and we will issue a new Schedule reflecting the Schedule Date and the revised charges, if any, applicable to Benefit Option Package I.

Deductions from the Divisions
Mortality and Expense Risk Charge - We deduct a charge from the assets in each Variable Separate Account Division on a daily basis for mortality and expense risks. The charge is not deducted from the Fixed Account or General Account values. Prior to the Annuity Commencement Date, the Mortality and Expense Risk Charge varies by Benefit Option Package selected by you, as follows:

----------------------- -------------------- ---------------------------------
  Benefit Option        The Maximum Daily   Equivalent to an Annual Maximum
-----------------------     Charge Is:                  Rate of:
 Package Selected:
----------------------- -------------------- ---------------------------------
----------------------- -------------------- ---------------------------------
         I                  0.004558%                    1.65%
----------------------- -------------------- ---------------------------------
----------------------- -------------------- ---------------------------------
        II                  0.005116%                    1.85%
----------------------- -------------------- ---------------------------------
----------------------- -------------------- ---------------------------------
        III                 0.005535%                    2.00%
----------------------- -------------------- ---------------------------------

After the Annuity Commencement Date, the maximum daily Mortality and Expense Risk Charge will be 0.004141% (equivalent to an annual maximum rate of 1.50%), regardless of Benefit Option Package.

All other terms and provisions of the Contract to which this Endorsement is attached remain unchanged.

Signed;

           /s/Keith Gubbay

                                    President


Special Funds
     [Limited Maturity Bond Division]

Excluded Funds
     [None]



GA-RA-1117                                           7